INTERSTATE POWER AND LIGHT COMPANY
RATIO OF EARNINGS TO FIXED CHARGES
                                                                      Exhibit 12
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

                                      Six Months Ended June 30,                 Years Ended December 31,
                                      -------------------------                 ------------------------
                                         2003        2002         2002        2001       2000        1999       1998
                                      -------------------------   --------------------------------------------------
                                                                (Dollars in thousands)

Net income                             $32,829     $28,676      $90,877     $98,066   $103,127     $97,292   $80,667
Income taxes                            21,518      16,764       62,294      52,967     65,020      69,291    52,587
                                      --------------------     -----------------------------------------------------
Income before income taxes              54,347      45,440      153,171     151,033    168,147     166,583   133,254
                                      --------------------     -----------------------------------------------------

Interest expense                        34,174      32,992       67,458      68,149     67,234      66,973    67,180
Estimated interest component of rent
  expense                                1,879       2,305        4,394       4,923      5,530       4,539     4,588
                                      --------------------     -----------------------------------------------------
Fixed charges as defined                36,053      35,297       71,852      73,072     72,764      71,512    71,768
                                      --------------------     -----------------------------------------------------

Earnings as defined                    $90,400     $80,737     $225,023    $224,105   $240,911    $238,095  $205,022
                                      ====================     =====================================================
Ratio of Earnings to Fixed Charges        2.51        2.29         3.13        3.07       3.31        3.33      2.86
                                      ====================     =====================================================
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